As filed with the Securities and Exchange Commission on December 8, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	58-2301135
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7037 Old Madison Pike Huntsville, Alabama	35806
(Address of Principal Executive Offices)	(Zip Code)

ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan

(Full Title of the Plan)

Randall E. Curran

Chief Executive Officer

ITC^DeltaCom, Inc.

7037 Old Madison Pike

Huntsville, Alabama 35806

(Name and Address of Agent For Service)

(256) 382-5900

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richard J. Parrino, Esq.

Charles E. Sieving, Esq.

Hogan & Hartson L.L.P.

8300 Greensboro Drive

McLean, VA 22102

(703) 610-6100

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $.01	572,000	$2.46	$1,407,120	$151

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares of common stock which, by reason of certain events specified in the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan, may become subject to such plan.
(2)	Estimated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee, based on the average of the high and low prices per share of the common stock on December 6, 2006, as reported by the OTC Bulletin Board.

EXPLANATORY NOTE

As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-101007, filed by ITC^DeltaCom, Inc. (the “Registrant”) on November 5, 2002, relating to the ITC^DeltaCom, Inc. Stock Incentive Plan (as amended and restated, the “Stock Incentive Plan”) and (ii) the Registration Statement on Form S-8, File No. 333-111329, filed by the Registrant on December 18, 2003, relating to additional shares of common stock issuable pursuant to the Stock Incentive Plan. This Registration Statement, which is being filed to register an additional 572,000 shares of common stock for issuance pursuant to the Stock Incentive Plan, consists of the facing page, this page and required opinions, consents and other exhibits.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following Exhibits are filed herewith:

Exhibit No.	Description of Exhibit
5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

23.1	Consent of BDO Seidman LLP regarding the financial statements of ITC^DeltaCom, Inc.

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, Alabama, on this 8th day of December, 2006.

ITC^DELTACOM, INC.

By:	/s/ RANDALL E. CURRAN
Randall E. Curran
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Randall E. Curran, Richard E. Fish, Jr. and J. Thomas Mullis, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of December 8, 2006 by the following persons in the capacities indicated.

Signature	Title

/s/ RANDALL E. CURRAN Randall E. Curran	Chief Executive Officer, Director (Principal Executive Officer)

/s/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ JOHN ALMEIDA, JR. John Almeida, Jr.	Director

/s/ JOHN J. DELUCCA John J. DeLucca	Director

/s/ CLYDE A. HEINTZELMAN Clyde A. Heintzelman	Director

/s/ MICHAEL E. LEITNER Michael E. Leitner	Director

/s/ R. GERALD MCCARLEY R. Gerald McCarley	Director

/s/ THOMAS E. MCINERNEY Thomas E. McInerney	Director

/s/ SANJAY SWANI Sanjay Swani	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

23.1	Consent of BDO Seidman LLP regarding the financial statements of ITC^DeltaCom, Inc.

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

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